                                                            ----------------
                                                            REDACTED VERSION
                                                            ----------------




                                  EXHIBIT 10.12

                                       TO

                              ProCyte Corporation's

                                    Form 10-K

                               For the Year Ended

                                December 31, 1997

         "[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                        DISTRIBUTION & LICENSE AGREEMENT

         THIS AGREEMENT, made as of this 12th day of December, 1997, by and between ProCyte Corporation, a Washington corporation organized and validly existing under the laws of the State of Washington, having its principal place of business at Building A, 8511 154th Avenue, N.E., Redmond, Washington 98052 and having a mailing address of P.O. Box 808, Redmond, Washington 98073-0808 (hereinafter referred to as "PROCYTE"), and Bard Medical Division, C.R. Bard, Inc., a corporation organized and validly existing under the laws of the State of New Jersey, having a place of business at 8195 Industrial Boulevard, Covington, Georgia 30014 (hereinafter referred to as "BARD").

                                   WITNESSETH:

         WHEREAS, PROCYTE has developed certain wound care dressings and gels, and

         WHEREAS, PROCYTE is desirous of granting to BARD the exclusive right to distribute "PRODUCTS" (hereinafter defined) throughout the "TERRITORY" (hereinafter defined) for use in the "FIELD" (hereinafter defined), and

         WHEREAS, BARD is desirous of accepting said grant, all on the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the above premises and of the mutual agreements and undertakings hereinafter set forth, PROCYTE and BARD hereby agree as follows:

I.       DEFINITIONS

         1.01 ACT - shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended and all regulations promulgated pursuant thereto.

         1.02 AFFILIATE - shall mean any person or entity which, directly or indirectly, controls, is controlled by or is under common control with a party to this Agreement. For purposes of this definition, the term "control" and the correlative terms "controlled by" and "under common control" with, as used with respect to either party, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such party; "control" shall be presumed if there is ownership, directly or indirectly, of forty percent (40%) or more (or, if less, the maximum permitted by applicable law) of the voting stock, equity or income interest of an entity.

         1.03 CONFIDENTIAL INFORMATION - shall mean any information of a confidential and/or proprietary nature as to which BARD or PROCYTE, as the disclosing party has developed or acquired prior to or during the term of this Agreement, including, but not limited to, all discoveries, inventions, improvements and ideas relating to any process, formula, machine, device, manufacture, composition of matter, plan or design, whether patentable or not, or relating to the conduct of business by either, which, prior to the date hereof, or during the term of this Agreement, was or is disclosed to the other party, as the receiving party, exclusive of data or information: (i) which, at the time of disclosure was in the public domain or which, subsequent to disclosure, becomes part of the public domain by any means other than the breach by the receiving party of its obligations hereunder; (ii) which was known to the receiving party at the time of disclosure as evidenced by the receiving party's business records maintained in the ordinary course of business; (iii) which is, at any time, disclosed to the receiving party by any person or entity not a party hereto whom the receiving party believes, after reasonable inquiry, has the right to disclose the same; (iv) which is developed by an employee of the receiving party who is shown, by competent proof and by clear and convincing evidence, not to have been privy to the disclosure by the other party hereto; or
(v) which is disclosed orally, except where the disclosing party reduces the oral disclosure to writing, marks the same as confidential or proprietary and furnishes the receiving party with the reduction to writing within thirty (30) days of the oral disclosure.

         1.04 EFFECTIVE DATE - shall mean the date and year first above written.


         1.05     FDA - shall mean the United States Food and Drug
Administration.

         1.06 FIELD - shall mean the sub-field of medicine relating to the treatment of human acute and chronic wounds and skin irritations in hospitals, health care facilities, nursing homes and extended care facilities, excluding wounds and skin irritations related to plastic/cosmetic surgery and hair transplantation.

         1.07 GMP - shall mean Good Manufacturing Practices for medical devices, as promulgated by the FDA.

         1.08 IMPROVEMENT - shall mean any and all modifications of PRODUCTS which, prior to the EFFECTIVE DATE or during the term of this Agreement, were or are (i) invented by PROCYTE or any AFFILIATE of PROCYTE, alone or jointly with BARD or any third party or (ii) acquired by PROCYTE, provided that in the case of any item described above, the manufacture, use or sale of the same would constitute an infringement of a VALID CLAIM in the absence of a license of the PROPRIETARY RIGHTS, provided, however, that in order to be considered an IMPROVEMENT, BARD must elect to distribute such item within a reasonable time following the date such item is available for commercial distribution (including the receipt of all required regulatory approvals).

         1.09 LICENSE AGREEMENT - shall mean that certain Restated Agreement between Hymedix International, Inc. and PROCYTE dated as of November 20, 1997, a true and correct copy of which has been provided to BARD.

         1.10 NET SALES - shall mean the NET SELLING PRICE times units of PRODUCTS sold. In the event PRODUCT is sold or transferred in other than an arm's-length transaction or for other property (e.g., barter) or is consumed, NET SALES shall be calculated as if the PRODUCT had a gross invoiced selling price equal to fair market value. Provided, however, that the foregoing sentence shall not apply to a reasonable amount of promotional transfers, which shall not be classified as sales for purposes of this Agreement.

         1.11 NET SELLING PRICE - shall mean, for any PRODUCT, the gross invoiced selling price of such PRODUCT by BARD or any AFFILIATE of BARD to any nonaffiliated third party; provided, however, in the event PRODUCTS are sold in a kit or in combination with any separate, stand-alone article which is not a PRODUCT and does not embody any of the PROPRIETARY RIGHTS (a "COMBINATION PRODUCT"), the NET SELLING PRICE for such kit or combination shall be determined as if such PRODUCTS were sold as stand-alone items, but if such PRODUCTS are not sold as a stand-alone unit, the NET SELLING PRICE shall be determined by multiplying the gross invoiced selling price of the COMBINATION PRODUCT by a fraction, the numerator of which shall be BARD's or its AFFILIATES' manufacturing cost or purchase price paid for the PRODUCT included in the COMBINATION PRODUCT and the denominator of which shall be BARD's or its AFFILIATES' manufacturing cost or purchase price paid for the PRODUCT and other article included in the COMBINATION PRODUCT. Whether sold as a stand-alone item or as part of a kit or combination, in all cases in arriving at NET SELLING PRICE, the gross invoiced selling price described in this Article 1.15 shall have subtracted therefrom the following offsets and deductions (which shall be allocated in the case of COMBINATION PRODUCTS): (i) sales, use or value added taxes, if included in the gross invoiced selling price; (ii) freight and handling charges, if included in the gross invoiced selling price; (iii) relevant customary cash, trade and quantity discounts and rebates actually granted and given by BARD or an AFFILIATE of BARD to customers; and (iv) allowances for returns actually taken.

         1.12 NEW PRODUCT - shall mean and include, individually and collectively, any product having utility in the FIELD which, during the term of this Agreement, is conceived, developed, reduced to practice or acquired by PROCYTE or by any AFFILIATE which is controlled by PROCYTE, alone or jointly with any third party, which is not an IMPROVEMENT.

         1.13     [  *  ] - shall mean the [  *  ]

         1.14 PMA - shall mean a pre-market approval application as defined in the ACT.


         1.15 PRODUCTS - shall mean the products manufactured by PROCYTE for and on behalf of BARD under this Agreement, as more fully described in Schedule A attached hereto and incorporated herein, together with any and all IMPROVEMENTS thereof that are manufactured by PROCYTE for sale in the TERRITORY for use in the FIELD. Schedule A may be amended from time to time upon mutual agreement of the parties.

         1.16 PROPRIETARY RIGHTS - shall mean all know-how, trade secrets and patent rights (including process patents) owned by or licensed to PROCYTE which are required in order to manufacture the PRODUCT to applicable SPECIFICATIONS in the TERRITORY, including without limitation the patent and patent applications described in Schedule B attached hereto and incorporated herein; provided, however, that for purposes of Article XI, PROPRIETARY RIGHTS shall not include those PROPRIETARY RIGHTS currently licensed to, or hereafter owned by or licensed to, PROCYTE unless (i) BARD agrees, upon thirty (30) days notice, to pay and does pay


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


promptly all royalties and other amounts due the licensor (in addition to the amounts set forth in Article XI) and to perform and be bound by all obligations due the licensor and (ii) PROCYTE has the right to grant licenses or sublicenses with respect thereto. PROCYTE shall use its good faith efforts to include in any such agreement the right to grant such licenses or sublicenses.

         1.17 SPECIFICATIONS - shall mean those written raw material, component, labeling, manufacturing, quality assurance and finished product specifications and protocols of PROCYTE relating to PRODUCTS. The current SPECIFICATIONS shall be provided to BARD by PROCYTE within ten (10) days of the EFFECTIVE DATE.

         1.18     TERRITORY - shall mean Canada and the United States of
America.

         1.19 TOOLING - shall mean (i) that certain tooling and machinery described on Schedule C attached hereto and incorporated herein which is owned by BARD and purchased on its behalf by PROCYTE pursuant to Article XIV and (ii) all replacements thereof purchased by PROCYTE or BARD.

         1.20 TRADEMARKS - shall mean the trademarks listed in Schedule D attached hereto and incorporated herein by reference.

         1.21 VALID CLAIM - shall mean a claim of an unexpired patent included in PROPRIETARY RIGHTS so long as such claim has not been held invalid in an unappealable decision by a court of competent jurisdiction.

         1.22 510(k) - shall mean an application under Section 510(k) of the ACT.


II.      GRANT

         2.01 PROCYTE hereby grants to BARD and BARD hereby accepts from PROCYTE, on and subject to the terms and conditions hereinafter set forth, the exclusive right to distribute PRODUCTS throughout the TERRITORY solely for use in the FIELD. BARD shall not sell, or sell to others that it has reason to believe will resell, any PRODUCTS outside the TERRITORY or for use outside the FIELD.

         2.02 PROCYTE and BARD hereby expressly agree that the grant set forth in Article 2.01 shall be deemed to include a grant to BARD of the right to sell directly, through AFFILIATES of BARD, through distributors of BARD and/or through distributors of BARD's AFFILIATES.

         2.03 Bard Medical Division (or such other BARD division as from time to time is responsible for the marketing and sale of the skin and wound care products currently marketed and sold by Bard Medical Division as of the EFFECTIVE DATE), during the term of this Agreement, shall use its commercially reasonable efforts to, market and sell the PRODUCTS and shall not market or sell in the TERRITORY any products for use in the FIELD that are directly competitive with any of the PRODUCTS, [ * ]. To the extent that any IMPROVEMENT is marketed as an extension or replacement of an existing PRODUCT, BARD's obligation to use its commercially reasonable efforts to market and sell such existing PRODUCT shall be satisfied by BARD's commercially reasonable efforts to market and sale the IMPROVEMENT which is intended as a replacement or extension of such existing PRODUCT.

         2.04 PROCYTE may, at any time, upon sixty (60) days notice, cease manufacturing and selling under this Agreement any PRODUCTS for the TERRITORY for use in the FIELD, if PROCYTE determines in good faith using its reasonable business judgment that it is unprofitable or substantially impracticable to continue manufacturing such PRODUCTS. Notwithstanding the foregoing sentence, PROCYTE shall remain obligated to supply hereunder, and BARD shall be obligated to purchase, PRODUCTS for which there are undelivered orders at the time of such notice and those PRODUCTS ordered in accordance with this Agreement by BARD prior to the effective date of such notice for delivery not more than one hundred twenty (120) days from the date the order is received.

         2.05 During the term of this Agreement, the parties may mutually agree to [ * ] at a mutually agreed upon initial selling price. In addition, during the term of this Agreement and before granting an unrelated third party rights to sell [ * ] in the TERRITORY for use in the FIELD, PROCYTE shall so notify BARD in writing and include in its notice the general terms upon which PROCYTE proposes to grant such third party the right to sell [ * ]. Any such notice from PROCYTE shall be deemed an offer to BARD on the terms set forth therein which may be accepted by BARD within sixty (60) days of receipt of PROCYTE's notice following which time the parties shall negotiate in good faith toward a final mutually acceptable agreement relating to the [ * ]. In the event BARD rejects any such offer from PROCYTE or fails to timely accept the same or accepts such offer but the parties are unable to reach a definitive agreement within sixty
(60) days following such acceptance PROCYTE shall thereafter have the right to offer the rights, which were the subject of PROCYTE's offer to BARD, to any third party on terms no more favorable thean those offered to BARD. Thereafter, if, at any one or more times prior to the granting of such rights to a third party, there shall be a material change(s) in the terms which


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


are offered to such third party from those offered to BARD, PROCYTE shall promptly so notify BARD setting forth such material change(s). Any such notice from PROCYTE shall be deemed an amended offer on the terms outlined therein which may be accepted by BARD within thirty (30) days of receipt of PROCYTE's amended offer.

III.     REGULATORY MATTERS

         3.01 PROCYTE hereby represents to BARD that it shall, at its sole cost and expense and to the extent required by the ACT, timely register or cause to be registered with the FDA, in accordance with the ACT, each establishment in which PROCYTE or a subcontractor of PROCYTE intends to manufacture and/or assemble PRODUCTS. PROCYTE hereby agrees to permit the FDA (without a search warrant) and BARD to inspect each of its facilities for purposes of verifying PROCYTE's compliance with the ACT and for purposes of verifying that items being manufactured and/or assembled by PROCYTE for sale to BARD hereunder are being manufactured and/or assembled in accordance with the applicable SPECIFICATIONS. Any such inspection by BARD shall be conducted upon reasonable advance notice to PROCYTE during PROCYTE's normal business hours and shall in no way constitute a waiver of PROCYTE's obligation to manufacture PRODUCTS in accordance with GMP and the SPECIFICATIONS.

         3.02 PROCYTE represents that, to the extent required, the PRODUCTS existing as of the EFFECTIVE DATE have received all required regulatory approvals (including without limitation 510(k) and PMA clearances) for sale in the TERRITORY. PROCYTE shall be responsible for filing for and obtaining required regulatory approvals relating to any IMPROVEMENTS.

IV.      REPRESENTATIONS AND WARRANTIES

         4.01 PROCYTE hereby represents and warrants to BARD as of the EFFECTIVE DATE that:

                  (i) As set forth more specifically in Schedule B and Schedule D hereof PROCYTE is the owner or licensee of all existing PROPRIETARY RIGHTS and TRADEMARKS in the TERRITORY, and has full authority to license (or sublicense) such PROPRIETARY RIGHTS and TRADEMARKS, and grant distribution rights related to such PROPRIETARY RIGHTS, and grant licenses related to such TRADEMARKS;

                  (ii) PROCYTE is not a party to any lawsuit, nor is there any outstanding claim against PROCYTE, alleging that use of the existing PROPRIETARY RIGHTS infringes the proprietary right of any third party;

                  (iii) PROCYTE is not currently a party to any agreement or understanding, oral or written, which would, in any manner, be inconsistent with the rights herein granted to BARD and shall not enter into any such agreement or understanding, oral or written, during the term of this Agreement, nor, during the term of this Agreement, directly or indirectly, engage in any activity which would, in any manner, be inconsistent with the rights herein granted to BARD;

                  (iv) PROCYTE is a corporation organized, validly existing and in good standing under the laws of the State of Washington, has all requisite corporate power and authority to own (or lease) and operate its property and to carry on its business as now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified as a result of ownership of property or residence of any of its employees or agents;

                  (v) the execution and delivery of this Agreement by PROCYTE has been duly and validly authorized by all necessary corporate action on the part of PROCYTE and (assuming valid execution by BARD and subject to federal bankruptcy law) this Agreement is a valid and binding obligation of PROCYTE enforceable against it;

                  (vi) the LICENSE AGREEMENT is the only third party license agreement under which PROCYTE has licensed any of the PROPRIETARY RIGHTS;

                  (vii) to the best knowledge of PROCYTE as of the EFFECTIVE DATE, the LICENSE AGREEMENT is in full force and effect, there are no material breaches, and PROCYTE has received no notice of any alleged breach by PROCYTE; and

                  (viii) during the term of this Agreement, PROCYTE shall keep the LICENSE AGREEMENT in full force and effect so long as the rights granted under the Agreement are necessary for the manufacture of any PRODUCT.

         4.02 BARD hereby represents and warrants to PROCYTE as of the EFFECTIVE DATE that:

                  (i) BARD is a corporation organized, validly existing and in good standing under the laws of the State of New Jersey, has all requisite corporate power and authority to own (or lease) and operate its property and to carry on its business as now being conducted and is duly qualified and in good standing to do business in any of those jurisdictions where it is required to be qualified as a result of ownership of property or residence of any of its employees or agents;

                  (ii) the execution and delivery of this Agreement by BARD has been duly and validly authorized by all necessary corporate action on the part of BARD and that (assuming valid execution by PROCYTE and subject to federal bankruptcy law) this Agreement is a valid and binding obligation of BARD enforceable against it, and

                  (iii) BARD is not currently a party to any third party agreement or understanding, oral or written, which would, in any manner, be inconsistent with its obligations described herein and shall not enter into any such agreement or understanding, oral or written, during the term of this Agreement, nor, during the term of this Agreement, directly or indirectly, engage in any activity which would, in any manner, be inconsistent with its obligations described herein.

V.       [ * ]

         5.01 During the initial term of this Agreement and before [ * ].

VI.      SPECIFICATIONS

         6.01 No change to the SPECIFICATIONS may be made by PROCYTE to the SPECIFICATIONS without prior written notice to BARD not less than sixty (60) days prior to the intended change. If such change to the SPECIFICATIONS significantly changes the performance of the PRODUCTS, such change shall not be made without the prior written consent of BARD, which consent shall not be unreasonably withheld.

VII.     TERMS OF PURCHASE AND SALE

         7.01 All sales of PRODUCTS by PROCYTE to BARD shall be subject to, and governed by, the terms and conditions of this Agreement, including the quantities and delivery dates set forth in BARD's purchase orders placed in accordance with, and subject to, this Agreement, including Schedule E attached hereto and incorporated herein. The terms and conditions of this Agreement and Schedule E supersede the terms and conditions of any purchase order, acknowledgment or similar document at any time submitted by one party to the other, unless specifically and mutually agreed


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                                       10
upon in writing by both parties. BARD shall purchase and PROCYTE shall sell and deliver to BARD, PRODUCTS in accordance with this Agreement and the firm purchase orders placed by BARD in accordance with this Agreement.

         7.02 PROCYTE and BARD hereby agree that the initial selling price by PROCYTE to BARD for PRODUCTS, F.O.B. PROCYTE's manufacturing facility, exclusive of sales or other taxes, if applicable, shall be as set forth in Schedule F attached hereto and incorporated herein. The selling price shall include sterilization and final packaging per the SPECIFICATIONS. The selling price described above may be subject to periodic adjustments as described in Schedule F.

         7.03 (A) Concurrently with the execution of this Agreement, the parties will mutually agree upon the initial order (including delivery dates) for PRODUCTS for delivery [ * ]. Schedule G attached hereto and incorporated herein is [ * ]. BARD, on a quarterly basis during the term of this Agreement, shall issue firm purchase orders for PRODUCTS which orders shall be delivered to PROCYTE no later than [ * ] prior to the commencement of the calendar quarter for which delivery dates are stated. At the time of issuance by BARD of each such purchase order hereunder, BARD shall deliver to PROCYTE a [ * ]. Firm purchase orders issued by BARD shall be for not less than [ * ] for the calendar quarter given to PROCYTE with the order for the previous quarter.

                  (B) In no event shall PROCYTE be required to accept any firm purchase order for PRODUCTS issued by BARD for a quantity of PRODUCTS in excess of [ * ] for the quarter with the previous quarter's order. In the event PROCYTE does not reject such an order, it shall deliver [ * ] by the delivery date requested and shall use commercially reasonable efforts to deliver the remaining quantity of PRODUCTS in excess of the [ * ]. PROCYTE shall promptly advise BARD of the expected delivery date for such excess. BARD shall have the right to terminate its order for such excess within [ * ] after receipt of the expected delivery date if the expected delivery date is more than [ * ] after BARD's requested delivery date. In the event PROCYTE is late in delivering any firm purchase order (unless excused by Article 15.04) and in addition to any other remedy set forth herein, at law or in equity, that BARD may have, BARD may cancel the undelivered portion of the order if, after [ * ] prior written notice to PROCYTE of such failure, PROCYTE has not delivered the PRODUCT. PROCYTE shall bulk ship all PRODUCTS ordered by BARD hereunder, at BARD's expense, to a location or locations in the TERRITORY to be designated by BARD.
Schedule G attached hereto sets forth [ * ].


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


         7.04 At the time of shipment to BARD of PRODUCTS, PROCYTE shall invoice BARD for the selling price of such PRODUCTS in effect as of the date of invoice, and shall include in its invoice [ * ] actually paid by PROCYTE incident to such shipment. BARD shall pay all such invoices [ * ] of its receipt of invoice. All validly invoiced amounts which are not paid when due shall bear interest at the rate of [ * ] until paid in full. In the event BARD fails to pay any validly invoiced amount [ * ] of its due date, PROCYTE shall have the right to withhold future shipments of any PRODUCTS until such time as such invoiced amount and interest are paid by BARD.

         7.05 Within sixty (60) days after the end of each calendar year during the term of this Agreement and within sixty (60) days after expiration or termination of this Agreement, BARD shall provide PROCYTE with a general report of sales by its distributors for PRODUCTS which shall specifically not include an average selling price of PRODUCT.

         7.06 Subject to the provisions of Article XI below, BARD agrees to purchase from PROCYTE the following total annual minimum amounts of the PRODUCTS during each twelve (12) month period following December 31, 1997 (a "MINIMUM PURCHASE PERIOD"):

                           Period                                 Amount
         ------------------------------------------------------  --------
(i)      First MINIMUM PURCHASE PERIOD                             [ * ]
(ii)     Second MINIMUM PURCHASE PERIOD                            [ * ]
(iii)    Third MINIMUM PURCHASE PERIOD                             [ * ]
(iv)     Fourth and subsequent MINIMUM PURCHASE                    [ * ]

Notwithstanding anything to the contrary contained in this Agreement, in the event BARD and PROCYTE agree to add [ * ] to the definition of PRODUCTS at any time during the term of this Agreement, the above-stated MINIMUM PURCHASE REQUIREMENTS shall [ * ], effective in the MINIMUM PURCHASE PERIOD immediately following the MINIMUM PURCHASE PERIOD in which the [ * ] is so added to this Agreement. Subject to the provisions of Article XI hereof, in the event BARD fails to fulfill the MINIMUM PURCHASE REQUIREMENTS of this Article 7.06 during any year, PROCYTE shall have the option to notify BARD in writing of the failure to achieve the applicable MINIMUM PURCHASE


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

REQUIREMENT and the amount of the shortfall no later than [ * ] after the end of the applicable MINIMUM PURCHASE PERIOD when the shortfall occurs. BARD shall have [ * ] after receipt of such notice to rectify the shortfall. To rectify the shortfall, BARD shall [ * ].

VIII.    WARRANTIES/SERVICES

8.01 PROCYTE hereby warrants to BARD that (i) PRODUCTS sold to BARD hereunder shall be manufactured in accordance with GMP and shall, at the time of delivery to BARD, comply in all respects with the applicable SPECIFICATIONS therefore, and (ii) until the expiration date for any PRODUCT occurs, such PRODUCTS sold to BARD hereunder shall be free from defects in materials, manufacturing and packaging, and (iii) shall be delivered to BARD with a reasonable period of time left before the expiration date, as more specifically agreed upon between the parties. In the event BARD believes in good faith that for any particular PRODUCT received the time remaining before the occurrence of the expiration date is inadequate, BARD shall so notify PROCYTE and the parties shall mutually resolve the situation. EXCEPT AS EXPRESSLY STATED HEREIN, PROCYTE MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE OR SAMPLES PREVIOUSLY SUPPLIED.

8.02 PROCYTE's obligation and liability under the warranty provided herein is limited solely, at PROCYTE's option, to (a) replacement of the defective PRODUCTS at its expense, including shipping, with any defective PRODUCT being returned to PROCYTE at its expense and only upon its request or (b) repayment of the purchase price for the defective PRODUCTS, together with any and all shipping charges incurred by BARD relating to the original and return (if approved) shipments. PROCYTE shall not be liable to BARD for any special, indirect, incidental or consequential damages arising from breach of warranty or any defect in PRODUCTS, except as provided in Article IX.

8.03 BARD shall promptly reimburse PROCYTE for all of its reasonable and actually incurred employee costs and out-of-pocket costs (including travel expenses which have been approved in advance by BARD) in providing training and assistance in connection with educating BARD's sales force, customers and AFFILIATES and in,


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

as requested and agreed, marketing and promotion, all as such has been performed at BARD's request.

IX.      INDEMNIFICATION/INSURANCE

9.01 PROCYTE and BARD hereby agree to indemnify, save and hold each other harmless from and against all suits, actions, claims, demands, judgments and expenses (including court costs and reasonable attorneys fees) which arise or result from their respective misrepresentations of any representation contained herein.

9.02 PROCYTE hereby agrees to indemnify, save and hold BARD and its AFFILIATES harmless from and against all suits, actions, claims, demands, judgments, liabilities and expenses which arise or result from alleged injury to third parties (including death) incident to the use of any PRODUCTS provided by PROCYTE hereunder, except where, and to the extent that, the negligent acts of BARD or an AFFILIATE of BARD in handling, storing, selling, labeling or marketing of the PRODUCTS are the proximate cause of the alleged injury or death. PROCYTE acknowledges that the PRODUCTS shall be shipped via non temperature-controlled means. BARD and PROCYTE further acknowledge that BARD shall be deemed not to have been negligent in storing the PRODUCTS if a PRODUCT is damaged by an act taken by BARD in storing the PRODUCT, if such act is specifically covered by the SPECIFICATIONS, and BARD adhered to the SPECIFICATIONS in performing such act. As a condition precedent to PROCYTE's obligation under this Article 9.02, the party charged in such suit shall promptly notify PROCYTE and shall not settle the same without PROCYTE's prior written approval. It is expressly agreed that PROCYTE shall have the duty to defend any action referred to in this Article 9.02 utilizing counsel reasonably acceptable to the party charged and shall have the right to settle the same on such terms as it deems appropriate. It is expressly agreed that the party charged shall have the right to participate in any such action utilizing counsel selected and paid for by it.

9.03 BARD hereby agrees to indemnify, save and hold PROCYTE and its AFFILIATES harmless from and against all suits, actions, claims, demands, judgments, liabilities and expenses which arise or result from alleged injury to third parties (including death) incident to the exercise of BARD's license rights under Article XI or caused by the negligent acts of BARD or an AFFILIATE of BARD in handling, storing, selling, labeling or marketing of the PRODUCTS. PROCYTE acknowledges that the PRODUCTS shall be shipped via non temperature-controlled means. BARD and PROCYTE further acknowledge that BARD shall be deemed not to have been negligent in storing the PRODUCTS if a PRODUCT is damaged by an act taken by BARD in storing the PRODUCT, such act is specifically covered by the SPECIFICATIONS, and if BARD adhered to the SPECIFICATIONS in performing such act As a condition precedent to BARD's obligation under this Article 9.03, the party charged in such suit shall promptly notify BARD and shall not settle the same without BARD's prior written approval. It is expressly agreed that BARD shall have the duty to defend any action referred to in this Article 9.03 utilizing counsel reasonably acceptable to the party charged and shall have the right to settle the same on such terms as it deems appropriate. It is expressly agreed that the party charged shall have the right to participate in any such action utilizing counsel selected and paid for by it.

9.04 PROCYTE hereby covenants to maintain, during the term of this Agreement,
(i) a comprehensive general liability insurance policy, with products liability and contractual liability endorsements for the PRODUCTS provided by PROCYTE hereunder, which policy shall be in a minimum amount of [ * ] per occurrence and [ * ] in the aggregate, and (ii) a property damage insurance policy insuring against loss of or damage to the [ * ], at such [ * ] full replacement cost, while such is on PROCYTE's premises or under PROCYTE's reasonable control. The policy described in Article 9.04(i) shall, at PROCYTE's option, either name BARD and its AFFILIATES as additional insureds or shall provide coverage via a broad form Vendor's endorsement. In either event, the policy shall provide for not less than thirty (30) days' prior written notice to BARD in the event of change in coverage or policy cancellation. The policy described in Article 9.04(ii) shall name BARD as loss payee and shall provide for not less than thirty (30) days' prior written notice to BARD in the event of change in coverage or policy cancellation. PROCYTE hereby covenants to deliver to BARD certificates evidencing such coverage within ten (10) business days after the EFFECTIVE DATE or, in the case of [ * ], after its acquisition by PROCYTE.

X.       PATENT MATTERS

10.1 In the event PROCYTE or BARD knows or has reason to believe that any patent included in PROPRIETARY RIGHTS is being infringed in the TERRITORY and in the FIELD, the party possessing such knowledge or belief shall promptly notify the other and shall include in its notice all facts in its possession on which such knowledge or belief is based. PROCYTE and BARD hereby agree that, while PROCYTE shall not be obligated in any way to attempt to stop any such infringement, it shall have the first right to take timely measures, including prosecution of a law suit, if necessary, to terminate such infringement. PROCYTE and BARD hereby agree that all recoveries and awards that may be obtained as a result of any such infringement action brought by PROCYTE, including any settlement thereof, shall be the sole property of PROCYTE. In the event PROCYTE elects to institute any such suit, PROCYTE shall indemnify and hold BARD harmless


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from all claims, judgments, costs and expenses arising from such suit, and BARD hereby agrees to be named as a nominal party therein. In the event PROCYTE declines to bring any such suit within ninety (90) days of a request by BARD to do so, BARD shall thereafter have the right, but not the obligation to bring such suit at its sole cost and expense. In the event BARD brings such suit, all recoveries and awards, including any settlement shall be the sole property of BARD. In the event BARD elects to bring such suit, BARD shall indemnify and hold PROCYTE harmless from all claims, judgments, costs and expenses arising from such suit and PROCYTE hereby agrees to be named as a nominal party to such suit.

10.2 In the event suit is filed against BARD or any AFFILIATE of BARD by a third party alleging that the manufacture, use or sale of a PRODUCT provided by PROCYTE hereunder infringes the proprietary rights of such third party (unless the infringement is based on the combination of the PRODUCT with an item not included in the PROPRIETARY RIGHTS or has resulted from a composition or a method requested by BARD), BARD shall promptly notify PROCYTE and shall include in its notice all facts in BARD's possession relating to the same. In said event, PROCYTE hereby agrees to defend (utilizing counsel reasonably acceptable to BARD), indemnify, save and hold BARD harmless from and against all costs, liabilities and expenses incident to any such suit. It is expressly agreed that PROCYTE shall have the exclusive right to settle such suit on such terms as it deems appropriate and to replace, or refund the purchase price of, the infringing PRODUCT or otherwise cure any infringement on account of which the use or sale the PRODUCT is prevented.

XI.      LICENSE

11.01 PROCYTE hereby acknowledges that a reliable and continuous source of supply of PRODUCTS is imperative to BARD's successful marketing efforts. Therefore, as a material inducement to the execution of this Agreement by BARD, PROCYTE hereby grants to BARD a current license and sublicense of its rights under the LICENSE AGREEMENT (in each case without the right to sublicense) under existing and PROPRIETARY RIGHTS to manufacture, have manufactured, use and sell PRODUCTS in the FIELD throughout the TERRITORY, subject to the terms hereof. The grant described in this Article 11.01 shall be deemed to automatically apply to PROPRIETARY RIGHTS relating to IMPROVEMENTS as such PROPRIETARY RIGHTS come into existence. BARD agrees, however, to withhold the exercise of its rights for each PRODUCT under this current license until the happening of any one or more of the following events with respect to the PRODUCT:

         (i) PROCYTE becomes insolvent, makes a general assignment for the benefit of its creditors, files or has filed against it a petition in bankruptcy which is not dismissed before an order for relief is entered or files a petition in any State or Federal proceeding seeking relief from its creditors if any such action prevents PROCYTE from meeting its manufacturing and shipping obligations for the PRODUCT under this Agreement;

         (ii) PROCYTE has ceased manufacturing the PRODUCT in accordance with Article 2.04;

         (iii) PROCYTE, during any [ * ] within a period of [ * ], fails to deliver to BARD all quantities of PRODUCT ordered in accordance with this Agreement for delivery in a calendar quarter and such failure continues for (a) ten (10) days after BARD has given written notice to PROCYTE of such failure and
(b) in the case of force majeure (as described in Article 15.04, ninety (90) days thereafter; or

         (iv) PROCYTE, on [ * ] within a period of [ * ] for reasons other than force majeure (as described in Article 15.04), delivers to BARD PRODUCT which has been ordered in accordance with this Agreement for delivery in a calendar quarter and [ * ] of such delivered quarterly amount does not conform to the SPECIFICATIONS, provided such nonconformity is not attributable to damage in transit and such nonconformity is documented in writing by BARD within fifteen
(15) days of its receipt of the nonconforming PRODUCT and at least forty-five
(45) days in advance of the next nonconforming delivery.

11.02 The current license granted to BARD pursuant to Article 11.01 is exclusive, except PROCYTE retains the right to manufacture or have manufactured PRODUCTS (i) in the TERRITORY for sale and use outside the TERRITORY and (ii) for sale to BARD hereunder until exercise of BARD's rights as provided in the
Article 11.01 and fulfillment of BARD's outstanding orders. BARD's obligations under Article 2.03 shall also apply to its exercise of the license granted in
Article 11.01.

11.03 In the event BARD elects to utilize the current license granted under
Article 11.01 for a PRODUCT, it shall so notify PROCYTE in writing within thirty
(30) days of BARD's knowledge of an occurrence referred to in Article 11.01 involving the PRODUCT. In the event BARD does so, its obligation to purchase, and PROCYTE's obligation to sell, the PRODUCT shall terminate hereunder (except as to outstanding orders, unless otherwise agreed) and BARD shall promptly reimburse PROCYTE for any future costs and expenses (including reasonable attorneys fees) it incurs in the PROPRIETARY RIGHTS in the TERRITORY [ * ]. In the event BARD issues to PROCYTE a notice described in this Article 11.03, PROCYTE


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covenants to furnish to BARD, [ * ], within [ * ] of PROCYTE's receipt of BARD's notice, all technical information, data and know-how in its possession as may be necessary in order for BARD to manufacture or have manufactured the PRODUCT, and to permit BARD to have immediate access to and use of the [ * ] that is not associated with the manufacture of other PRODUCTS as to which BARD has not exercised its license rights. BARD shall not use the PROPRIETARY RIGHTS for any purpose other than permitted by the license.

11.04 In the event BARD elects to utilize the current license granted under
Article 11.01, BARD shall pay PROCYTE a royalty of [ * ] of NET SALES of PRODUCTS. Notwithstanding the foregoing, in the event any PRODUCTS are not covered by a VALID CLAIM or a claim in a patent application included in the PROPRIETARY RIGHTS in the country of manufacture or sale at the time of manufacture or sale, the royalty rate on NET SALES of such PRODUCTS shall be [ *]. Royalties, if any, payable under this Article 11.04 shall be payable in United States dollars and shall be paid quarterly within [ * ] following the last day of each calendar quarter following the first commercial sale of PRODUCTS manufactured by BARD or manufactured for BARD by a third party. With respect to sales of PRODUCTS on which royalties are payable hereunder, conversions to United States dollars shall be made as of the last business day of each quarter based upon the applicable average exchange rates quoted by the Wall Street Journal for such day. Notwithstanding the foregoing, BARD shall pay PROCYTE a minimum quarterly royalty (which shall be offset against any actual royalty payment for the quarter) based on sales as calculated in Article 7.06 if BARD has exercised its license rights as to all PRODUCTS. At the time of BARD's remittance of each royalty payment, if any, BARD shall furnish to PROCYTE a report showing the NET SALES and total number of each type of PRODUCTS sold by BARD or any AFFILIATE of BARD during the quarter to which the royalty payment relates and sufficient information from which the royalties payable may be determined. BARD hereby grants to PROCYTE the right, during normal business hours and upon reasonable advance notice to BARD, to have an independent certified public accounting firm, reasonably acceptable to BARD, inspect BARD's records relating to all items on which royalties are payable hereunder, no more often than annually, for the purpose of ascertaining the truth and accuracy of information contained in royalty reports furnished to PROCYTE by BARD. The cost of any such audit shall be borne by PROCYTE; provided, however, in the event any such audit (other than the first audit) indicates a discrepancy of five percent (5%) or more, to the detriment of PROCYTE, between


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

royalties actually paid hereunder and royalties actually owing, BARD, within thirty (30) days of receipt from PROCYTE of a copy of the auditor's report evidencing such discrepancy, shall reimburse PROCYTE for the actual incurred cost of such audit.

11.05 Notwithstanding the provisions of Article 11.04, BARD's license in Article 11.01, to the extent notice of exercise has been given pursuant to Article 11.03 for a PRODUCT, shall become a fully paid up, nonexclusive license throughout the TERRITORY in the FIELD [ * ].

11.06 Notwithstanding anything to the contrary contained herein, BARD shall retain all rights given to a licensee under Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 365 (n)).

XII.     CONFIDENTIALITY

12.01 The parties hereby expressly agree that all CONFIDENTIAL INFORMATION made available by one party to the other, pursuant to the terms of this Agreement, shall be held in strict confidence by the receiving party during the term of this Agreement and for a period of three (3) years thereafter and shall be utilized by the receiving party solely in furtherance of the objectives of this Agreement.

12.02 Upon the expiration or termination of this Agreement, each party shall promptly return to the other all CONFIDENTIAL INFORMATION disclosed to it hereunder and all copies thereof; provided however, each party shall have the right to retain one (1) copy of all such CONFIDENTIAL INFORMATION under lock and key for archival purposes in the event any dispute should arise between the parties with respect to the same.

XIII.    [ * ]

13.01 PROCYTE shall purchase on BARD's behalf the [ * ] described on Schedule C. Title to such [ * ] shall automatically vest in BARD, and PROCYTE shall cause the seller of such [ * ] to issue, listing BARD as purchaser, a bill of sale or other proof of ownership for such [ * ]. BARD shall promptly pay for such purchase of [ * ] and reimburse PROCYTE for the reasonable and actually incurred cost of any [ * ]; provided, however, that in no event may the total purchase price of such [ * ] without the express written consent of BARD.


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13.02 PROCYTE will assure that the [ * ] is delivered to, or is otherwise on-site at, PROCYTE's facility or other facilities as directed by PROCYTE, in which case PROCYTE shall provide BARD with a written notification of the exact location of such [ * ]. PROCYTE hereby acknowledges that the [ * ] is the sole and exclusive property of BARD. BARD shall provide identification and ownership tags for the [ * ], and PROCYTE shall ensure that such tags are properly placed and maintained on all [ * ]. PROCYTE hereby covenants that, during the term of this Agreement: (i) PROCYTE and any subcontractor of PROCYTE using the [ * ] shall give top priority for use of the [ * ] to fill BARD's firm purchase orders for PRODUCTS; (ii) PROCYTE shall not encumber any of the [ * ], nor shall PROCYTE permit the [ * ] to become encumbered as a result of any act or omission of PROCYTE or any subcontractor of PROCYTE; (iii) PROCYTE or PROCYTE's subcontractor shall be solely responsible for the routine repair and maintenance of the [ * ] in accordance with the manufacturers' specifications; provided that repairs of [ * ] other than routine maintenance and repairs shall be subject to the prior approval and consent of BARD, which shall not be unreasonably withheld or delayed, and BARD shall pay for repairs other than routine maintenance and repairs to which it has consented; and (iv) within thirty (30) days following each anniversary date of this Agreement, PROCYTE shall furnish BARD with a report detailing the current condition of the [ * ], such report to contain a listing of all non-routine repairs and maintenance performed since the previous such report. In the event any item of [ * ] shall become inoperable as a result of a negligent or intentional act or omission of PROCYTE or a subcontractor of PROCYTE, including, without limitation, PROCYTE's or such subcontractor's failure to perform routine maintenance and repair, PROCYTE agrees that, at BARD's sole option, PROCYTE shall either repair or replace such item at PROCYTE's sole expense.

13.03 Within thirty (30) days following termination or expiration of this Agreement for any reason, PROCYTE shall elect to (A) purchase all or a portion of the [ * ] at its then current net book value and/or (B) return the [ * ] to BARD, or cause the [ * ] to be returned to BARD, such return to occur no later than six (6) months following PROCYTE's election, F.O.B. point of shipment, the same to be shipped to such facility in the U.S. as BARD directs. In the event BARD issues a notice to PROCYTE pursuant to Article 11.03, then within six (6) months following the date of such notice, PROCYTE shall properly pack and return, or cause to be properly packed and returned to BARD, F.O.B. point of shipment, all [ * ] which is utilized in the manufacture of the PRODUCT(S) which was the subject of the notice issued by


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


BARD. For purposes of this Article XIII current net book value shall mean the value of the [ * ].

XIV.     TERM/TERMINATION

         14.01 This Agreement shall commence on the EFFECTIVE DATE and shall continue thereafter through [ * ].

         14.02 In the event of a material breach or default by either of the parties hereto of any term or provision of this Agreement on their respective parts to be observed or performed, the party who is not in breach or default shall have the right to give the other party notice thereof, whereupon the party receiving such notice shall have thirty (30) days to cure or cause the cure of such breach or default, or if the same cannot reasonably be cured within such thirty (30) day period, the party receiving such notice shall, within said period, commence or have caused the commencement of such cure and thereafter continue to diligently prosecute or cause the prosecution of cure of the same. If such breach or default is so cured, this Agreement, shall remain in full force and effect. If such breach or default is not so cured, this Agreement, shall immediately terminate upon notice of termination given to the party which failed to so cure such breach or default. The right to terminate shall be in addition to any other remedies a party may have.

         14.03 The rights and obligations of the parties under Articles 7.05, 7.06, VIII, IX, 11.05 (as to license rights that have become fully paid up), XII and 13.02 (last two sentences) and any accrued obligations shall survive expiration or termination of this Agreement.

XV.      MISCELLANEOUS

         15.01 All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed effective and given when delivered in person or sent by certified or registered mail, postage and certification prepaid, return receipt requested, addressed to the party to be notified at its address first above written or to such changed address as the party may direct by notice given in the aforementioned manner. In the case of notices to BARD, the same shall be directed to the attention: President and a copy thereof shall be sent in the aforementioned manner to: C.R. Bard, Inc.,
Attention: General Counsel, 730 Central Avenue, Murray Hill, NJ


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


07974. In the case of notices to PROCYTE, the same shall be directed to the attention of President.

         15.02 This Agreement may not be assigned by either of the parties hereto without the express prior written consent of the non-assigning party; provided however, either party may assign this Agreement, upon notice to but without the consent of the non-assigning party, to any AFFILIATE of such party or to any person or entity which purchases substantially all of the stock or substantially all of the assets of the assigning party relating to the FIELD, and which agrees in writing to be bound by the terms hereof.

         15.03 This Agreement shall be binding upon and inure to the benefit of the respective successors of the parties and their permitted assigns.

         15.04 Notwithstanding anything to the contrary contained in this Agreement, other than as provided in Article 11.01(ii), in the event either party is delayed or prevented from fulfilling any of their respective obligations under this Agreement for any reason beyond its reasonable control including but not limited to, acts of God, fire, strike, flood, riot, war, delay of transportation, or inability to obtain necessary raw materials through normal commercial channels, then such party shall not be liable under this Agreement for any such delay or failure.

         15.05 None of the provisions of this Agreement shall be deemed to have been modified, amended or waived by any act on the part of either party, its agents or employees, except by an instrument in writing signed by an authorized officer of the waiving party or by officers of both parties in the case of an amendment or modification. No waiver by either party of any breach or default under this Agreement by the other party shall be effective as to any other breach or default of the same or any other provisions of this Agreement.

         15.06 In the event any term or provision of this Agreement is held, by a court of competent jurisdiction from which there is no appeal, to be invalid, illegal or contrary to public policy, this Agreement shall be construed as though such term or provision did not appear herein and the remaining provisions of this Agreement shall continue in full force and effect.

         15.07 The Article headings of this Agreement are intended for convenience of reference only and shall not define or limit the provisions of this Agreement.

         15.08 This Agreement shall be governed and construed in all respects in accordance with the internal laws of the State of Washington.

         15.09 This Agreement, the Schedules hereto and any purchase order issued by BARD pursuant to the terms of this Agreement constitute the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all prior negotiations and understandings between the parties hereto, oral or written, with respect to the subject matter hereof.

         15.10 In performing this Agreement, BARD is and shall be at all times an independent contractor and not an agent or legal representative of PROCYTE. BARD shall not assume or create any obligation, express or implied, on the part of PROCYTE or make any representation, warranty or guarantee on behalf of or in the name of PROCYTE. BARD shall be responsible for all of its costs and expenses in performing its obligations hereunder.

XVI.     TRADEMARKS

         16.01 PROCYTE grants to BARD and its AFFILIATES [ * ] license to utilize the TRADEMARKS in the FIELD throughout the TERRITORY on and in connection with the promotion of the PRODUCTS provided by PROCYTE hereunder and, with respect to PRODUCTS resulting from the exercise of BARD's license rights under Article XI, until royalties on Net Sales thereof are no longer accruing under Article 11.04. The parties agree that: (i) all references to the TRADEMARKS by BARD or any AFFILIATE of BARD in promotional literature will indicate that PROCYTE is the owner of the TRADEMARK and that the TRADEMARK is used under license by BARD; (ii) BARD and its AFFILIATES may utilize any trademark, trade name or logo owned by or licensed to BARD on and in connection with the promotion of the PRODUCTS and, at BARD's option, such trademark(s), trade name(s) or logo(s) may be displayed more prominently than the TRADEMARKS;
(iii) nothing contained in this Article 16.01 is intended to transfer to PROCYTE any ownership interest in any trademark, trade name or logo owned by or licensed to BARD or to transfer to BARD any ownership interest in any TRADEMARKS; (iv) upon written request, BARD shall provide to PROCYTE samples of its then-current labeling and promotional literature, and PROCYTE shall have the right to review and request reasonable changes, if appropriate, to the use of any TRADEMARKS;
(v) neither will contest, or join any third party in contesting, the validity of any trade name, trademark or logo used on or in connection with the PRODUCTS which is owned by or licensed to the other party nor permit any of its AFFILIATES to do so; and (vi) BARD shall continue to use the TRADEMARKS on and in connection with the PRODUCTS.


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XVII.    THIRD PARTY AGREEMENTS

         17.01 In the event PROCYTE receives a notice of breach under the LICENSE AGREEMENT related to a PRODUCT, PROCYTE shall immediately notify BARD and provide to BARD all information reasonably related to the alleged breach. In the event BARD makes a good faith determination that PROCYTE has breached the LICENSE AGREEMENT, BARD may request PROCYTE to cure such breach in order to prevent termination of the LICENSE AGREEMENT, and PROCYTE agrees to review such request in good faith. If PROCYTE fails to take steps to cure the alleged breach following a request by BARD to do so, BARD may but is not obligated to cure such breach at BARD's sole expense and on PROCYTE's behalf. In the event BARD elects not to cure the alleged breach on PROCYTE's behalf, PROCYTE agrees that it will continue to periodically report to BARD on the status of the dispute and BARD shall have the continued right to cure the alleged breach at BARD's sole expense and on PROCYTE's behalf. In the event PROCYTE wishes to settle the dispute surrounding the alleged breach, it may ask BARD to contribute to such proposed settlement. While BARD is not required to contribute to any such settlement, it may choose to accommodate PROCYTE's request, in which event BARD shall be entitled to offset any amounts which BARD contributes to such settlement against any amounts which BARD owes PROCYTE under this Agreement.

XVIII.  COMPLAINT HANDLING

         18.01 PROCYTE shall maintain a system of PRODUCT complaint recording and reporting, and shall be responsible for preparation and filing of all required reports of complaints and adverse events regarding PRODUCTS of which it has knowledge, in compliance with prevailing international, Federal, state and/or local regulatory requirements, shall advise BARD of all such reports, and shall provide BARD with a written copy of the result of all investigations related to such reports. BARD agrees to notify PROCYTE of customer complaints which it receives relating to the PRODUCTS. With respect to complaints indicating a possible adverse reaction to or from any of the PRODUCTS which in BARD's reasonable opinion requires the filing of a Medical Device Report with FDA, such notification shall occur within two (2) days of receipt by BARD of the complaint. Otherwise, BARD shall so notify PROCYTE of PRODUCT complaints as soon as possible following BARD's receipt thereof. All information collected by BARD in investigating a complaint or other occurrence will be provided by BARD to PROCYTE, and BARD agrees to make reasonable efforts to obtain any additional medical or technical information which PROCYTE may request. PROCYTE and BARD agree to cooperate in sharing information and evaluating any reports regarding adverse reactions to assess the relationship of such to the PRODUCTS.

         IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed in duplicate by their respective duly authorized officers both as of the date and year first above written.

BARD:                                           PROCYTE:

Bard Medical Division,                          ProCyte Corporation
C. R. Bard, Inc.

By: /s/ John H. Weiland                         By: /s/ John F. Clifford
    ----------------------------                    ----------------------------

Title: Group President                          Title: President & CEO
       --------------------------                    ---------------------------


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

                                             SCHEDULE A

                                       DESCRIPTION OF PRODUCTS

Current:

         Iamin-Registered Trademark- Hydrating Gel  - contains copper peptide

                  15 gram tube              24 tubes/case     Reorder #M40023
                  90 gram tube              12 tubes/case     Reorder #M40022

         Iamin-Registered Trademark- Wound Cleanser - contains copper peptide

                  8 ounce spray bottle      6/case            Reorder #WC008
                  2/3rd ounce unit dose     24/box            Reorder #WC023

         OsmoCyte-Registered Trademark- Pillow Wound Dressing

                  1.5 inch x 3 inch         10/box            Reorder #L40037
                  3 inch x 3 inch           10/box            Reorder #L40034
                  4 inch x 4 inch           10/box            Reorder #L40035

         ProCyte Transparent Film Dressing

                  2.375 inch x 2.75 inch    100/box           Reorder #TF023
                  4 inch x 5.5 inch         50/box            Reorder #TF045
                  6 inch x 6 inch           25/box            Reorder #TF066
                  8 inch x 10 inch          10/box            Reorder #TF810

         OsmoCyte-Registered Trademark- PCA Pillow Wound Dressing - contains copper peptide
                  1.5 inch x 3 inch         10/box
                  3 inch x 3 inch           10/box
                  4 inch x 4 inch           10/box

         Iamin-Registered Trademark- Hydrating Gel II - contains copper peptide and glycerin (name subject to change or product may replace current Iamin-Registered Trademark- Hydrating Gel)

                  15 gram tube               24 tubes/case
                  90 gram tube               12 tubes/case

         OsmoCyte-Registered Trademark- Island Dressing

                  4.5 inch x 4.5 inch        Pending
                  2.5 inch x 2.5 inch        Pending

                                   SCHEDULE B

                     PATENTS AND PATENT APPLICATIONS IN THE
                                   TERRITORY

Owned by PROCYTE:

US Patent:                Use of GHL:Cu as a Wound Healing and Anti-Inflammatory Agent
US Patent No.:            4,760,051
Issued:                   July 26, 1988

US Patent:                Method for Inducing Biological Coverings in Wounds
US Patent No.:            4,810,693
Issued:                   March 7, 1989

US Patent:                Method of Healing Wounds in Horses
US Patent No.:            4,937,230
Issued:                   June 26, 1990

US Patent:                Cosmetic and Skin Treatment Compositions
US Patent No.:            5,348,943
Issued:                   September 20, 1994

Canadian Patent:          Use of GHL:Cu as a Wound Healing and Anti-Inflammatory Agent
Patent No.:               1,286,988
Issued:                   July 30, 1991

Canadian Patent:          Cosmetic and Skin Treatment Compositions
Patent No.:               1,335,568
Issued:                   May 16, 1995

Licensed by PROCYTE:

US Patent:                Method for Preparing Polyacrylonitrile Copolymers by
                          Heterogeneous Reaction of Polyacrylonitrile Aquagel
US Patent No.:            4,943,618
Issued:                   July 24, 1990

                                   SCHEDULE C

                             DESCRIPTION OF TOOLING

                            [ * ]







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                                   SCHEDULE D

                                   TRADEMARKS

         1.       Iamin (U.S. Registration Only)

         2.       OsmoCyte (U.S. Registration Only)


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


                                   SCHEDULE E

                      TERMS AND CONDITIONS OF SALE/PURCHASE

1. Taxes. Prices do not include sales, excise, use or other taxes, duties or fees now in effect or hereafter levied which PROCYTE may be required to pay or collect in connection with the sale of PRODUCTS to BARD; all such taxes, duties and fees shall be for the account of BARD, who shall pay PROCYTE net thirty (30) days following receipt of an invoice relating thereto.

2. Delivery. All PRODUCTS shall be delivered to BARD F.O.B. PROCYTE's manufacturing facility. Title to and risk of loss shall pass to BARD on delivery. PROCYTE shall have the right to make shipments and/or deliveries in separate lots and each such shipment or delivery shall constitute a distinct and separate contract.

3. Inspection. BARD shall promptly inspect PRODUCTS upon receipt and either accept or reject them. BARD will be deemed to have accepted PRODUCTS if BARD fails to give written notice of rejection within 10 days of receipt of PRODUCTS. Failure to so inspect or reject shall not waive PROCYTE's warranty obligations hereunder.

                                   SCHEDULE F

                       INITIAL SELLING PRICES FOR PRODUCTS

                                 (SEE ATTACHED)

      PROCYTE shall have the right upon written notice to BARD to increase the [ * ], such increase to be effective on the [ * ] immediately following the date of such notice. Any such increase shall be [ * ] between the effective date of such increase and the date of the previous increase or, with respect to the first increase, the EFFECTIVE DATE. In addition, at the end of each [ * ] period following the EFFECTIVE DATE, PROCYTE shall be entitled to increase the [ * ], effective during the [ * ], so that PROCYTE's [ * ].


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* Confidential Treatment Requested

                                     WOUND CARE PRODUCTS BARD PRICE LIST
                                                  SCHEDULE F



                                                                                           12/18/97         12/18/97
                                                                                            Order            Price
                 Item                          Product Unit Size          Sample price  Price per case       each
--------------------------------------- --------------------------------- ------------- ---------------- ------------
Iamin-Registered Trademark-Hydrating    15 gm tube - 24/case               [  *  ]         [  *  ]        [  *  ]
Gel
--------------------------------------- --------------------------------- ------------- ---------------- ------------
Iamin-Registered Trademark-Hydrating    90 gm tube - 12/case                [  *  ]        [  *  ]        [  *  ]
Gel
--------------------------------------- --------------------------------- ------------- ---------------- ------------
New Iamin-Registered Trademark-Gel      15 gm tube - 24/case                [  *  ]        [  *  ]        [  *  ]
--------------------------------------- --------------------------------- ------------- ---------------- ------------
New Iamin-Registered Trademark-Gel      90 gm tube - 12/case                [  *  ]        [  *  ]        [  *  ]
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    0.75" x 6" - 10/box - 10            [  *  ]        [  *  ]        [  *  ]
Wound Dressing                          boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    1.5" x 3.0" - 10/box - 10           [  *  ]        [  *  ]        [  *  ]
Wound Dressing                          boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    3" x 3" - 10/box - 5 boxes/case     [  *  ]        [  *  ]        [  *  ]
Wound Dressing
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    4" x 4" - 10/box - 5 boxes/case     [  *  ]        [  *  ]        [  *  ]
Wound Dressing
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    1.5" x 3" - Bulk                    [  *  ]        [  *  ]        [  *  ]
Wound Drsg Nonsterile
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    0.75" x 6" - 10/box - 10            [  *  ]        [  *  ]        [  *  ]
Wound Dressing                          boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    1.5" x 3.0" - 10/box - 10           [  *  ]        [  *  ]        [  *  ]
Wound Dressing                          boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    3" x 3" - 10/box - 5 boxes/case     [  *  ]        [  *  ]        [  *  ]
Wound Dressing
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Pillow    4" x 4" - 10/box - 5 boxes/case     [  *  ]        [  *  ]        [  *  ]
Wound Dressing
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Island    2.5" x 2.5" - 10/box - 5            [  *  ]        [  *  ]        [  *  ]
                                         boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
OsmoCyte-Registered Trademark-Island    4.5" x 4.5" - 10/box - 5            [  *  ]        [  *  ]        [  *  ]
                                        boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
Iamin-Registered Trademark-Wound        8 oz. spray bottle - 6/case         [  *  ]        [  *  ]        [  *  ]
Cleanser
--------------------------------------- --------------------------------- ------------- ---------------- ------------
Iamin-Registered Trademark-Wound        2/3 oz. unit dose - 24/box - 4      [  *  ]        [  *  ]        [  *  ]
Cleanser                                boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
ProCyte Transparent Film Dressing       2.375" x 2.75" - 100/Box -          [  *  ]        [  *  ]        [  *  ]
                                        4/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
ProCyte Transparent Film Dressing       4" x 5.5" - 50/box - 4              [  *  ]        [  *  ]        [  *  ]
                                        boxes/case
--------------------------------------- --------------------------------- ------------- ---------------- ------------
ProCyte Transparent Film Dressing       6" x 6" - 25/box - 4 boxes/case     [  *  ]        [  *  ]        [  *  ]
--------------------------------------- --------------------------------- ------------- ---------------- ------------
ProCyte Transparent Film Dressing       8" x 10" - 10/box - 8 boxes/case    [  *  ]        [  *  ]        [  *  ]
--------------------------------------- --------------------------------- ------------- ---------------- ------------



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* Confidential Treatment Requested

                                   SCHEDULE G

                                      [ * ]


[ * ]






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* Confidential Treatment Requested
                                     33